                                                                                         Exhibit c-2

                                  NEW ENGLAND ENERGY INCORPORATED
                              PRODUCTION AND NET REVENUE - OLD PROGRAM
                                FOR THE YEAR ENDED DECEMBER 31, 1996

                                            Production                        Revenue
                                     ----------------------------------------------------------------
                                       Oil and
Prospect                             Condensate       Gas        Oil and
  No.           Prospect Name          Bbls.           MCF      Condensate      Gas       Total
--------         -------------       ----------      -----      ----------     -----      -------
62583       Brazo 50-54/37&8/65-7      14,072.16  4,300,303.00   286,662.978,788,515.45 9,075,178.42
62367       HI 21/22/22L/34/50/51       5,114.53  1,927,477.00   103,086.444,592,764.19 4,695,850.63
62479       Main Pass 90/93+4/102+5       155.55  1,078,589.00     2,520.192,665,028.12 2,667,548.31
62289       Main Pass 107/108          13,771.02    854,770.00   278,653.312,093,849.76 2,372,503.07
61410       High Island B270/281        2,561.51    661,791.00    50,911.301,525,387.74 1,576,299.04
61998       High Island A365/A376      29,463.02    406,119.00   571,559.69  972,505.90 1,544,065.59
61898       Eugene Island B 24/27      16,149.00    394,422.00   308,374.14  944,909.45 1,253,283.59
62366       Brazos 400.12.13.435        2,243.68    517,627.00    39,536.68  994,865.21 1,034,401.89
62554       Eugene Island 28           14,554.61    310,245.00   277,866.46  707,099.76   984,966.22
62365       Matagora Island B586/87       263.64    539,928.00     4,945.99  973,328.66   978,274.65
62288       West Cameron Blk 290        1,247.24    456,234.00    23,293.35  935,236.85   958,530.20
53330       Derrick Draw/PDR RIV       49,583.30        659.00   911,658.47    1,687.34   913,345.81
42017       Kildare Smackover T        42,548.80     31,565.00   805,219.74   53,228.09   858,447.83
62582       Brazos 476/491/449            272.97    336,422.00     5,444.04  626,712.80   632,156.84
62493       Eugene Island Blk 208      30,289.78     16,231.00   586,533.46   41,669.72   628,203.18
            Other                     102,744.06    774,210.75 1,725,680.581,495,996.28 3,221,676.86
                                      ---------- ---------------------------------------------------
                 Totals               325,034.87 12,606,592.75 5,981,946.81            27,412,785.32         33,394,732.13
                                      ========== ===================================================
